                    AGREEMENT AND LIMITED IRREVOCABLE PROXY


                 This Agreement and Irrevocable Proxy, dated as of November 12, 1997 (the "Agreement"), is by and between Chesapeake Energy Corporation, an Oklahoma corporation ("Chesapeake"), and the party identified as the "Stockholder" on the signature page hereof (the "Stockholder").


                                R E C I T A L S:

                 WHEREAS, Chesapeake Acquisition Corp., a wholly owned subsidiary of Chesapeake ("Merger Sub"), and Hugoton Energy Corporation, a Kansas corporation ( "Hugoton") propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), providing, among other things, for the merger of Merger Sub with and into Hugoton in accordance with the terms and provisions of, and subject to the conditions set forth in, the Merger Agreement (the "Merger"); and

                 WHEREAS, the Stockholder is the owner, beneficially and of record, of the number of shares of Hugoton Common Stock (the "Shares") identified on the signature page of this Agreement; and

                 WHEREAS, the Stockholder has agreed to vote the Shares in favor of the Merger Agreement and the consummation of the Merger at the Hugoton Special Meeting;

                 NOW, THEREFORE, to induce Chesapeake and Merger Sub to enter into the Merger Agreement and in consideration of the aforesaid and the representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, including the benefits that the parties hereto expect to derive from the Merger, the receipt and sufficiency of all of which are hereby acknowledged by the parties, the parties hereto agree as follows:

                 1. Revocation of Prior Proxies. The Stockholder hereby revokes all previous proxies granted with respect to any of the Shares owned by the Stockholder that would conflict with the terms of the Proxy granted hereby.

                 2. Grant of Limited Irrevocable Proxy. The Stockholder hereby irrevocably constitutes and appoints Chesapeake and Aubrey K. McClendon, Chairman of the Board and Chief Executive Officer of Chesapeake, Tom L. Ward, President and Chief Operating Officer of Chesapeake and Marcus C. Rowland, Vice President - Finance and Chief Financial Officer of Chesapeake, in their respective capacities as officers of Chesapeake, and any individual, who shall hereafter succeed to the office of Chairman of the Board and Chief Executive Officer, President or Chief Financial Officer, respectively, of Chesapeake, and each of them individually, as its true and lawful proxy and attorney-in-fact, with full power of substitution, for and in the name, place and stead of the Stockholder, to call and attend any and all meetings of Hugoton's stockholders, including the Hugoton Special Meeting, at which the Merger Agreement or the Merger are to be considered and voted upon by Hugoton's stockholders, and any adjournments thereof, to execute any and all written consents of stockholders of Hugoton and to vote all of the Shares and any and all shares of any other class of capital stock of Hugoton presently or at any future time owned beneficially or of record by the Stockholder , including any and all securities having voting rights issued or issuable in respect thereof, which the Stockholder is entitled to vote other than as set forth on Exhibit A hereto (all of the foregoing being collectively referred to as the "Subject Stock"), and to represent and otherwise act as the Stockholder could act, in the same manner and with the same effect as if the Stockholder were personally present, at any such annual, special or other meeting of the stockholders of Hugoton (including the Hugoton Special Meeting), and at any adjournment thereof (a "Meeting"), or pursuant to any written consent in lieu of meeting or otherwise; provided, however, that any such vote or consent in lieu thereof or any other action so taken shall be solely for the purposes of voting in favor of the Merger and the Merger Agreement and any transactions contemplated thereby. Such attorneys and proxies are hereby authorized to vote the Subject Stock in accordance with the terms of the Proxy contemplated hereby.

                 3. Vote in Favor of Merger and Merger Agreement. If Chesapeake is unable or declines to exercise the power and authority granted by the Proxy for any reason, the Stockholder covenants and agrees to vote all the Subject Stock in favor of approval of the Merger and the Merger Agreement at any Meeting at which such matters are considered and voted upon and, upon request of Chesapeake, to provide the Stockholder's written consent thereto.

                 4. No Action Without Chesapeake's Consent. The Stockholder hereby covenants and agrees that it will not vote or take any action by written consent of stockholders in lieu of meeting on any matter that is subject to the Proxy without Chesapeake's prior written consent.

                 5. Negative Covenants of the Stockholder. Except to the extent contemplated herein or in the Merger Agreement, the Stockholder hereby covenants and agrees that the Stockholder will not, and will not agree to, directly or indirectly, (a) sell, transfer, assign, cause to be redeemed or otherwise dispose of any of the Subject Stock or enter into any contract, option or other agreement or understanding with respect to the sale, transfer, assignment, redemption or other disposition of any Subject Stock; or (b) grant any proxy, power-of-attorney or other authorization or interest in or with respect to such Subject Stock pertaining or relating to the Merger Agreement, the Merger or any of the transactions contemplated thereby; or (c) deposit such Subject Stock into a voting trust or enter into a voting agreement or arrangement with respect to such Subject Stock, unless and until, in the case of (a), (b) or (c) above, the Stockholder shall have taken all actions (including, without limitation, the endorsement of a legend on the certificates evidencing such Subject Stock) reasonably necessary to ensure that such Subject Stock shall at all times be subject to all the rights, powers and privileges granted or conferred, and subject to all the restrictions, covenants and limitations imposed, by this Agreement and shall have caused any transferee of any of the Subject Stock to execute and deliver to Chesapeake, an Agreement and Irrevocable Proxy, in substantially the form of this Agreement with respect to the Subject Stock. Nothing contained herein shall be construed in any way as (a) affecting the right of the Stockholder to (i) grant a security interest, by way of pledge, by hypothecation or otherwise, in the Subject Stock in connection with bona fide credit arrangements or as requiring the lender in such bona fide credit arrangement, including any lender involved in the agreements described in Exhibit A, to be bound by the terms of this Agreement or (ii) reduce the amount of the Subject Stock by the amount of Shares distributed to its partners or sold pursuant to a valid Registration Statement or a valid exemption from registration under the Securities Act of 1933, as amended, provided that either (x) such distribution or sale is consummated after the first to occur of Chesapeake definitively determines that is does not intend to account for Merger under the "pooling of interests" method of accounting as described in Section 3.31 of the Merger Agreement or the Securities and Exchange Commission denies the use of pooling of interests accounting treatment for the Merger or (y) Chesapeake determines to its reasonable satisfaction that such distribution or sale will not adversely effect the ability of Chesapeake to account for the Merger using pooling of interests accounting treatment, provided that in each case the Stockholder shall promptly notify Chesapeake of any such action or (b) imposing any liability or obligation upon the Stockholder if any such lender forecloses any such security interest or sells the shares of Subject Stock in respect of which such foreclosure occurs.

                 6. Stockholder's Representations and Warranties. The Stockholder represents and warrants to Chesapeake that (a) the Stockholder has duly authorized, executed and delivered this Agreement and this Agreement constitutes a valid and binding agreement, enforceable in accordance with its terms and neither the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will constitute a violation of, a default under, or conflict with any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or by which the Stockholder is bound; or (b) consummation by the Stockholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of law other than any filing required under the Securities Exchange Act of 1934, as amended; (c) except to the extent contemplated herein and except as described in the final sentence of this Section 6, the Subject Stock and the certificates representing same are now and at all times during the term of this Agreement will be held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreement or any other encumbrances whatsoever ("Encumbrances") with respect to the ownership or voting of the Subject Stock or otherwise, other than Encumbrances created by or arising pursuant to this Agreement and other than as set forth on Exhibit A; and there are no outstanding options, warrants or rights to purchase or acquire, or proxies, powers-of-attorney, voting agreements, trust agreements or other agreements relating to, the Subject Stock other than this Agreement;
         (d) except as set forth on Exhibit A, such Subject Stock constitutes all of the securities of Hugoton owned beneficially or of record by the Stockholder on the date hereof; and (e) the Stockholder has the present power and right to vote all of the Subject Stock as contemplated herein. The Stockholder hereby advises Chesapeake that the only agreements or arrangements pursuant to which the Shares are pledged as security are described on Exhibit A, and that no default, event of default, or event of acceleration has occurred under any of such agreements or arrangements.

                 7. Certain Defined Terms. Unless otherwise expressly provided herein, all capitalized terms used herein without definition shall have the meanings assigned to them in the Merger Agreement.

                 8. Choice of Law. The terms and provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma without giving effect to the provisions thereof relating to conflicts of law.

                 9. Binding Effect; Assignability. The terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of the parties hereto. This Agreement and the rights hereunder may not be assigned or transferred by Chesapeake, except with the prior written consent of the Stockholder.

                 10. Term. This Agreement shall terminate at the earlier of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms or (iii) upon written notice of termination of this Agreement given by Chesapeake to the Stockholder expressly referring to this paragraph.

                 11. Irrevocable Proxy Coupled with an Interest. The Stockholder acknowledges that Chesapeake will enter into the Merger Agreement in reliance upon this Agreement, including the Proxy, and that the Proxy is granted in consideration for the execution and delivery of the Merger Agreement by Chesapeake. THE STOCKHOLDER AGREES THAT THE PROXY AND ALL OTHER POWER AND AUTHORITY INTENDED TO BE CONFERRED HEREBY IS COUPLED WITH AN INTEREST SUFFICIENT IN LAW TO SUPPORT AN IRREVOCABLE POWER AND, EXCEPT AS PROVIDED IN SECTION 10 ABOVE, SHALL NOT BE TERMINATED BY ANY ACT OF THE STOCKHOLDER BY LACK OF APPROPRIATE POWER OR AUTHORITY OR BY THE OCCURRENCE OF ANY OTHER EVENT OR EVENTS.

                 12. Specific Performance. The parties acknowledge and agree that performance of their respective obligations hereunder will confer a unique benefit on the other and that a failure of performance will result in irreparable harm to the other and will not be compensable by money damages. The parties therefore agree that this Agreement, including the Proxy, shall be specifically enforceable and that specific enforcement and injunctive relief shall be a remedy properly available to Chesapeake and the Stockholder for any breach of any agreement, covenant or representation of the other hereunder.

                 13. Further Assurance. The Stockholder will, upon request, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Chesapeake or its counsel to be necessary or desirable to carry out the provisions hereof.

                 14. Severability. If any term, provision, covenant or restriction of this Agreement, or the application thereof to any circumstance shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement or the application thereof to any other circumstance, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated and shall be enforced to the fullest extent permitted by law.

                 15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same document.

                 16. Notice. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or such other address for a party as shall be specified by like notice): (i) if to Chesapeake, to the address set forth in
         Section 8.3 of the Merger Agreement; and (ii) if to a Stockholder, to the address set forth on the signature page hereof, or such other address as may be specified in writing by such Stockholder.

                 IN WITNESS WHEREOF, Chesapeake and the Stockholder have duly executed this Agreement or caused this Agreement to be duly executed as of the date first set forth above.


                                        STOCKHOLDER


                                        By:
                                           -----------------------------------

                                        Shares Owned:


                                        Address:


                                        CHESAPEAKE ENERGY CORPORATION



                                        By:
                                           ------------------------------------
                                           Aubrey K. McClendon
                                           Chairman of the Board and Chief
                                           Executive Officer